SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT No.)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2)
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or 240.14a-12

GLOBAL GOLD CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies :

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 16, 2017.

Dear Stockholder:

1.      Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for our 2017 Annual Meeting of Stockholders are available on the Internet.   This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.      The proxy statement and annual report to shareholders are available at:

Brokerage Accounts www.proxyvote.com or check with your financial institution.	Other Holdings www.globalgoldcorp.com/2016proxymaterials

3.      If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before June 3, 2017 to facilitate timely delivery.

The 2014 Annual Meeting of Stockholders of Global Gold Corporation (the “Company”) will be held at the Company’s offices at 555 Theodore Fremd Avenue, Rye, NY 10580 at 10:00 A.M. on June 16, 2017.  Only shareholders who owned stock at the close of business on the record date, April 28, 2017 (the “Record Date”), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.

Proposals to be voted on at the Annual Meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.      Election of six members to the Board of Directors:

Nicholas Aynilian	Drury Gallagher	Ian Hague	Van Krikorian	Lester Caesar

2.      Ratification of the Appointment of RBSM LLP as the Company’s independent auditors for the fiscal year ending December 31, 2017;

3.      To vote, on an advisory basis, on the compensation of our Named Executive Officers as set forth in the Executive Compensation section of this proxy statement; and

4.      To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

This Notice also constitutes notice of the 2017 Annual Meeting of Stockholders of the Company.

You may access the following proxy materials at:

Brokerage Accounts www.proxyvote.com or check with your financial institution.	Other Holdings www.globalgoldcorp.com/2017proxymaterials

●	Notice of the 2017 Annual Meeting of Stockholders;

●	Company’s 2017 Proxy Statement;

●	Company’s Annual Report to Stockholders for the year ended December 31, 2016; and

●	Proxy Card

Registered stockholders may vote their proxy by downloading the proxy card from the company’s website at www.globalgoldcorp.com/2017proxymaterials and returning it in the postage prepaid envelope provided or by requesting and returning a paper proxy by calling 877-308-1583 or by e-mailing proxy2017@globalgoldcorp.com .

If you prefer a paper copy of the proxy materials, you may request one by (i) sending an e-mail to the Company at proxy2017@globalgoldcorp.com, (ii) calling the Company at 877-308-1583, or (iii) making a request online at www.globalgoldcorp.com/2017proxymaterials.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the 2017 Annual Meeting of Stockholders.  This Notice is not a form for voting.

Global Gold Corporation     •     555 Theodore Fremd Avenue     •     Rye, NY 10580

Phone: 914.925.0020     •     Fax: 914.925.8860

www.globalgoldcorp.com